UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2012 (June 26, 2012)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

700 East Ninth Avenue, Suite 200, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 570-3858
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, the Compensation, Nominating and Governance Committee of the Board of Directors of Magellan Petroleum Corporation (the “Company”) approved special cash bonuses for certain employees of the Company in connection with their extraordinary efforts to facilitate the closing of the Company's significant asset swap transaction with Santos QNT Pty. Ltd. and Santos Limited that resulted in net cash proceeds to the Company of AUD $25.0 million, as previously reported in a Current Report on Form 8-K filed by the Company on May 30, 2012, and other recent accomplishments. The amounts to be paid to J. Thomas Wilson, the Company's Chief Executive Officer, and Antoine J. Lafargue, the Company's Chief Financial Officer, under this special bonus arrangement are USD $30,000 and USD $170,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ Antoine J. Lafargue
Name: Antoine J. Lafargue
Title: Vice President - Chief Financial Officer and Treasurer

Dated: July 2, 2012